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                                                                    EXHIBIT 99.7



                            DEALER MANAGER AGREEMENT


                                                                November__, 1998

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Ladies & Gentlemen:

         Superior National Insurance Group, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), proposes to distribute
(i) to holders of record as of the close of business on , 1998 of shares of its common stock, par value $.01 per share (the "Common Stock") (excluding Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. and outstanding warrants to purchase Common Stock (excluding certain warrant holders), one transferable subscription right (a "Right" and, together with the Common Stock issuable upon exercise of Rights, the "Securities") to subscribe for and purchase a share of Common Stock for a price of $16.75 for each share of Common Stock or warrant held (the "Rights Offering") and (ii) to each employee and consultant of the Company holding vested and unvested stock options, or granted shares of restricted Common Stock, the same form of Right issued in the Rights Offering, excepting contractual restrictions on transferability (the "Employee Participation," and, together with the Rights Offering, the "Stock Offering"). The closing of the Stock Offering is conditioned upon the simulatenous closing of the Acquisition (as defined below) and other related financing transactions. The time and date of such simulatenous closings are hereinafter referred to as the "Closing Date."

         The Company hereby confirms its agreement with Donaldson, Lufkin & Jenrette Securities Corporation (the "Dealer Manager") as follows:

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), an amended registration statement on Form S-3 to Form S-1, including a prospectus, relating to the Securities. The registration statement, as amended at the time it became effective is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm the distribution of Rights and the sale of Common Stock is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional Securities (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference in this Prospectus.


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         2.   Agreements of the Company. The Company agrees with you as follows:

                  (a) To advise you promptly and, if requested by you, confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or other regulatory authority, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) (A) of the happening of any event that makes any statement of a material fact made in the Registration Statement or Prospectus untrue or that requires the making of any additions to or changes in the Registration Statement or Prospectus in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (B) of the issuance of any quarterly, annual or other financial statements by the Company (copies of which shall be delivered to you within three business days after the date of issuance). The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the effectiveness of the Registration Statement, and if at any time the Commission or other regulatory authority shall issue an order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

                  (c) To effect the inclusion of the Securities on the Nasdaq National Market.

         3. Representations and Warranties of the Company. The Company (including, for purposes of this Section 3, all references to subsidiaries and Insurance Subsidiaries (as defined below) shall include the subsidiaries and Insurance Subsidiaries to be acquired by the Company pursuant to the Stock Purchase Agreement, dated as of May 5, 1998 (the "Acquisition Agreement"), among the Company, Insurance Partners, LP., Insurance Partners Offshore (Bermuda), L.P. and Capital Z Partners, Ltd.) represents and warrants to, and agrees with, the Dealer Manager that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.


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                  (b)   (i) Each document, if any, filed or to be filed pursuant
         to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (ii) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement (other than any Rule
         462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Company and each of its subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified (x) would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) would materially interfere with or adversely affect the distribution of Rights or issuance of Common Stock or (z) would draw into question in any material respect the validity of this Agreement, the Indenture or any other documents prepared and delivered in connection herewith (any of the events set forth in clauses (x), (y) or (z), a ("Material Adverse Effect").

                  (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other documents prepared and delivered in connection herewith to which it is a party and to consummate the


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         transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to distribute the Rights and issue, sell and deliver the Common Stock.

                  (f) The entities listed on Schedule I hereto are the only subsidiaries, direct or indirect, of the Company. Except as otherwise described in the Prospectus, the Company owns, directly or indirectly through other subsidiaries, the percentage of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries set forth opposite the name of each subsidiary on Schedule I hereto, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than security interests in favor of The Chase Manhattan Bank, as administrative agent under the credit agreement dated as of April 11, 1997 ("Credit Agreement"), among SNTL Acquisition Corp. (currently Superior Pacific Insurance Group, Inc.), a Delaware corporation, The Chase Manhattan Bank, as administrative agent (the "Administrative Agent"), and the lenders named therein, which security interests will be terminated at Closing, and encumbrances or restrictions created by statute, rule, regulation or order and applicable to the Company's regulated insurance subsidiaries); and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as otherwise described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

                  (g) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Company. The Company and its subsidiaries had as of ____________ __, 1998, an authorized and outstanding consolidated capitalization as set forth in the Prospectus.

                  (h) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except as the enforceability hereof may be limited by considerations of public policy and an implied covenant of good faith and fair dealing.

                  (i) The Rights have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights.

                  (j) The Common Stock issuable upon exercise of the Rights has been duly authorized and, when issued and delivered in accordance with the terms of the Prospectus,


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         will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

                  (k) The Company is not (A) in violation of its charter or by-laws or other organizational documents or (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties that in the case of clauses (A), (B) and (C) above, would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument which default is reasonably likely to result in a Material Adverse Effect.

                  (l) The execution, delivery and performance by the Company of this Agreement and any other documents prepared and delivered in connection herewith to which it is a party and the distribution of the Rights and the issuance and sale of the Common Stock, and the consummation of the transactions contemplated hereby and thereby by the Company, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (other than those that have been or will be obtained prior to the Closing Date), or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or by-laws or other organizational documents of the Company,
         (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties except insofar as any of
         (ii), (iii) or (iv) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other documents prepared and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made under the Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. ("NASD") and except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other documents prepared and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained.

                  (m) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or


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         foreign, now pending or to the knowledge of the Company and its subsidiaries, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) to the knowledge of the Company and its subsidiaries, no statute, rule, regulation, or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries or any of their respective business, assets or property are or to the knowledge of the Company and its subsidiaries may be subject that, in the case of clauses (i), (ii) and (iii) above, might, singly, have a Material Adverse Effect.

                  (n) There is (i) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries and (ii) to the best knowledge of the Company and its subsidiaries, no union representation question exists with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or analogous foreign laws and regulations, which violations could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (o) All reinsurance treaties and arrangements to which any subsidiary of the Company engaged in the business of insurance (an "Insurance Subsidiary") is party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, which violation or default could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the Insurance Subsidiaries, the Company and Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Registration Statement and the Prospectus.

                  (p) The Company and its subsidiaries have good and defensible title to all personal property and other assets (including, without limitation, contract rights), in each case as described in the Prospectus, and all such properties or rights are owned or possessed by it, in each case free and clear of all liens, charges, encumbrances, restrictions and defects except such as are described in the Prospectus or would not result in a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries (or security interests in favor of the Administrative Agent to be terminated at Closing); and any property held under lease by the


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         Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Each of the Company and its subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all foreign, federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Prospectus, except where failure to hold such Authorizations would not have a Material Adverse Effect (each a "Material Authorization") and (ii) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Material Authorization. All such Material Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Material Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. Except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

                  (q) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or which the failure to so pay would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries that have not been adequately reserved for.

                  (r) The Company, after giving effect to the distribution of the Rights and the sale of Common Stock pursuant to the Rights, will not be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Act"), or analogous foreign laws and regulations.

                  (s) Each certificate signed by any officer of the Company and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed to be a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.

                  (t) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain


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         accountability for assets in accordance with industry practice; (iii)
         access to financial assets is permitted only in accordance with management's general or specific authorizations; (iv) access to physical assets is monitored in accordance with reasonably prudent business practices to attempt to prevent and identify theft and (v) recorded assets are compared with the existing assets at reasonable intervals in accordance with industry standards.

                  (u) The Company and each of its subsidiaries maintains insurance covering (or self-insures) their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the closing date.

                  (v) Neither the Company nor any of the Company's subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company (or any of its subsidiaries) to facilitate the sale or resale of the Securities or (ii) since the date of the preliminary Prospectus
         (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (or any of its subsidiaries).

                  (w) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, nor has there been, individually or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions (other than to the Company) of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, other than payments by the Company's subsidiaries which are made to its parents.

                  (x) (i) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Registration Statement and Prospectus are independent accountants under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings. The consolidated historical statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma financial statements included in the Registration Statement and Prospectus have been prepared on a basis

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         consistent with such historical statements of the Company and its subsidiaries, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement, the Indenture and the other documents prepared and delivered in connection herewith. Other financial and statistical information and data included in the Registration Statement and Prospectus, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                  (ii) The statutory financial statements of the Insurance Subsidiaries from which certain ratios and other statistical data in the Registration Statement and Prospectus have been derived, have for each relevant period been prepared in material conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

                  (iii) Except as disclosed in the Prospectus, the Company and the Insurance Subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included or incorporated in the Prospectus.

                  (y) There are no contracts, agreements or understandings between the Company (or any of its subsidiaries) and any person that would give rise to a valid claim against the Company, its subsidiaries or the Dealer Manager for a brokerage commission, finder's fee or like payment in connection with the distribution of the Rights.

                  The Company acknowledges that the Dealer Manager and, for purposes of the opinions to be delivered to the Dealer Manager pursuant to Section 7 hereof, counsel to the Company and counsel to the Dealer Manager will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         4.   The Stock Offering; Agreement to Act as Dealer Manager.

                  (a) The Company intends to commence the Stock Offering as soon as practicable after the Registration Statement becomes effective under the Act by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Form of Acceptance, the related Letter of Transmittal and such of the other materials relating to the Stock Offering as is required under the Act or the Exchange Act or as the Company elects to each recipient of the Rights.


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                  (b)   The Company hereby retains the Dealer Manager to assist
         the Company in the preparation of the materials relating to the Stock Offering to be used in the United States and retains and authorizes the Dealer Manager to act as dealer manager in the United States and to assist the Company with solicitations of subscriptions to purchase Common Stock ("Solicitations"). On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the materials relating to the Stock Offering, the Dealer Manager agrees to assist the Company in the preparation of the materials relating to the Stock Offering to be used in the United States and to act as dealer manager in connection with the distribution of the Rights in the United States. The Dealer Manager agrees in accordance with its customary practices to solicit subscriptions of Rights ("Subscriptions"); provided that in no event shall the Dealer Manager be required to effect any registration, qualification, notification or filing in any jurisdiction where such registration, qualification, notification or filing would be necessary in order to solicit Subscriptions.

                  (c) The Company agrees that the Dealer Manager shall not be subject to any liability to the Company or any of its affiliates for any act or omission on the part of any broker or dealer in securities or any bank or trust company or any other person (other than themselves), and the Dealer Manager shall not be liable for its acts or omissions in performing its obligations as dealer manager hereunder, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from the Dealer Manager's gross negligence or wilful misconduct. In soliciting or obtaining Subscriptions, the Dealer Manager shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as your agent or as the agent of the Company. Nothing contained in this Agreement shall constitute the Dealer Manager a partner of or a joint venturer with the Company or any of its subsidiaries.

                  (d) To the extent available, the Company shall furnish the Dealer Manager, as soon as practicable after the date hereof, with cards or lists showing the names of persons who are recipients of the Rights, together with their addresses, and the number of Rights held by them. Additionally, the Company shall use its best efforts to update such information from time to time during the term of this Agreement as may be reasonably requested by the Dealer Manager. The Dealer Manager agrees to use any such information only in connection with the Stock Offering.

                  (e) Subject to the final sentence of this clause (e), the Company authorizes the Dealer Manager to use the materials relating to the Stock Offering for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not use any materials in connection with soliciting Subscriptions or otherwise in connection with the Stock Offering except as specifically approved by the Company and will cease using any such materials promptly upon receipt of written instructions from the Company to that effect.

                  (f) The Company authorizes the Dealer Manager to communicate with any information agent or subscription agent appointed by the Company to act in such capacities in connection with the Stock Offering with respect to matters relating to the Stock Offering.

                  (g) The Company agrees that any reference to the Dealer Manager in any materials relating to the Stock Offering or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

                  5. Compensation. In full payment for services rendered and to be rendered hereunder by Donaldson, Lufkin & Jenrette Securities Corporation, the Company agrees to pay Donaldson, Lufkin & Jenrette Securities Corporation $___________ upon the execution hereof and to reimburse Donaldson, Lufkin & Jenrette Securities Corporation for all fees and expenses (including, without limitation, the fees and disbursements of counsel and all expenses and listing fees in connection with the review and clearance of the offering of the Securities by the NASD) incurred in connection with the performance of its obligations under this Agreement.

                  6.   Indemnification.

                  (a) The Company agrees to indemnify and hold harmless (i) the Dealer Manager, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Act or the Exchange Act) the Dealer Manager (any of such persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Dealer Manager or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, assessments, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with
         (x) the Stock Offerings and the Solicitations and (y) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matter addressed by this Agreement which involves the Company or an Indemnified Person.

                  (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing (provided that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel (in addition to any local counsel) subject to the consent of the Company, which consent shall not be unreasonably withheld, in any such action and, subject to the Indemnified Person's obligation to pay fees and expenses not covered by this Section 5, the reasonable and duly documented fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder, in which case such Indemnified Person shall reimburse the Company for all amounts paid in respect of such action or proceeding). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Persons, which firm shall be designated by Donaldson, Lufkin & Jenrette Securities Corporation (subject to the reasonable consent of the Company). The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for the duly documented fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and
         (ii) such indemnifying party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of an Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened cause of action, in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) as to which both the Company and any Indemnified Person are or may be a party, unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all losses, claims, damages, liabilities or expenses arising out of the action, claim, litigation or proceeding (or portion thereof) which is the subject of the settlement.

                  (c) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Person under Sections 5(a) and 5(b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering of the Securities (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, whether or not the Stock Offering is consummated, bears to (b) the fees paid to the Dealer Manager under this Agreement.

                  The Company and the Dealer Manager agree that it would not be just and equitable if contribution to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, neither the Dealer Manager (nor the related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount of fees paid to the Dealer Manager under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities (and related expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or wilful misconduct in connection with any such advice, actions, inactions or services.

                  7. Conditions of Dealer Manager's Obligations. The obligations of the Dealer Manager under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                  (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) The Prospectus shall have been printed and copies distributed to the Dealer Manager on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Securities; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company and its subsidiaries, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect; and no stop order preventing the use of the Registration Statement or Prospectus, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                  (e) Since the dates as of which information is given in the Prospectus, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change.

                  (f) You shall have received (i) a certificate, dated the Closing Date, signed by (x) the President and Chief Executive Officer and (y) the principal financial officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c),
         (d) and (e) of this Section 7.

                  (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Riordan & McKinzie, counsel to the Company, to the effect that and based upon certain assumptions and representations as to factual matters from various persons affiliated with the Company, under the federal laws of the United States, the States of Delaware and New York (assuming the law is the same as that of California and without giving effect to conflicts of laws principles) and, where indicated, the State of California:

                           (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Prospectus, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the ownership, leasing and operating of its property and the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.

                           (ii) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable.

                           (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the other documents prepared and delivered in connection herewith to which it is a party and to consummate the transactions contemplated hereby or thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities.

                           (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (v) The Rights have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights.

                           (vi) The Common Stock issuable upon exercise of the Rights has been duly authorized and, when issued and delivered in accordance with the terms of the Prospectus, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

                           (vii) The Securities conform as to legal matters to the descriptions thereof in the Prospectus.

                           (viii) Neither the Company nor any of its United States subsidiaries (A) is in violation of its respective charter or, to the knowledge of such counsel, its by-laws or other organizational documents, (B) to the knowledge of such counsel, is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (C) is in violation of any United States federal or State of California or Delaware law, statute, rule, regulation, or, to the knowledge of such counsel, any judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties that in the case of clauses (A), (B) and
                  (C) above, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                           (ix) The execution, delivery and performance by the Company of this Agreement and the other documents prepared and delivered in connection herewith to which it is a party, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (other than those that have been or will be obtained prior to the Closing Date), or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound and identified to us as material on a certificate of the Officers of the Company, (iii) any United States federal or State of California or Delaware statute applicable to the Company or any of its subsidiaries or any of their assets or properties, (iv) any United States federal or State of California or Delaware rule or regulation normally applicable to transactions of the type contemplated by this Agreement, the Indenture or the other documents prepared and delivered in connection herewith, or (v) to the knowledge of such counsel, any judgment, order or decree of any United States federal or State of California or Delaware court or United States federal or State of California or Delaware governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties except insofar as any of (ii), (iii), (iv) or (v) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any U.S. federal or State of California or Delaware or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement, the Indenture or the other documents prepared and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made under the Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                           (x) The Company owns, directly or indirectly through other subsidiaries, 100 percent of the outstanding capital stock or other securities evidencing equity ownership of the subsidiaries listed on Schedule I. To the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any equity interest of the Company or its subsidiaries, other than as set forth in the Prospectus.

                           (xi) To the knowledge of such counsel, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any United States federal or State of California or Delaware agency that prevents the issuance of the Securities; to the knowledge of such counsel, no injunction, restraining order or order of any nature by a United States federal or State of California or Delaware court of competent jurisdiction has been issued that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; and to the knowledge of such counsel, no action, suit or proceeding is pending against or affecting or threatened against the Company or any of its subsidiaries before any United States federal or State of California or Delaware court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect.

                           (xii)   Neither the Company nor any of its
                  subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Act.

                           (xiii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed with the Exchange Act, (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (C) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the Prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (xiv) The statements made in the Prospectus under the caption "Description of Superior National Capital Stock" insofar as they purport to constitute summaries of certain contracts, agreements or documents, constitute accurate summaries of such contracts, agreements or documents in all material respects.

                           (xv) The statements made in the Prospectus under the heading "Certain Federal Income Tax Considerations" constitute accurate summaries of the potential United States federal income tax consequences of an investment in the Securities.

                           Such counsel shall also state that, for purposes of
                  rendering the opinions contained in paragraphs (iv), (v), (vi) and (viii) above, such counsel has no reason to believe that any provision of New York law would render any of the documents referred to in such paragraphs unenforceable in any material respect (subject to each of the other assumptions and qualifications contained in such opinion), assuming that New York law is the same as California law, and that such counsel has no reason to believe that New York law is different than California law (it being understood that such counsel has not made an independent investigation into the relevant provisions of New York law and that no member of such counsel is licensed to practice law in the State of New York).

                  In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above) and relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company, such counsel advises you that, on the basis of the foregoing, no facts came to its attention that caused it to believe that the Registration Statement or the Prospectus (as amended or supplemented, if applicable), at the time such Registration Statement or the Prospectus was circulated or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Registration Statement or the Prospectus or any amendment or supplement thereto.

                  The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and shall so state therein.

                  (h) You shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel to the Dealer Manager, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

                  (i) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from KPMG Peat Marwick LLP, independent public accountants, dated the date of such execution, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and Prospectus.

                  (j) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Deloitte & Touche LLP, independent public accountants, dated the date of such execution, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and Prospectus.

                  (k) Simpson Thacher & Bartlett, counsel to the Dealer Manager, shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (l) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (m) The Company shall have completed the acquisition (the "Acquisition") of the insurance business of Business Insurance Group, Inc. pursuant to the Acquisition Agreement.

                  (n) The Securities shall have been duly listed for quotation on the Nasdaq National Market.

         All opinions, certificates, letters and other documents required by this Section 7 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you.

         8. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Company by notice to you; provided that Sections 5, 6, 8 and 9 shall survive such termination.

         The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Dealer Manager set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of the Securities, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Dealer Manager or by or on behalf of the Company, its officers or directors or a controlling person thereof.

         If this Agreement shall be terminated by you pursuant to this Section 8, the Company agrees to reimburse you for the fee set forth in Section 5 and all out-of-pocket expense (including the fees and disbursements of counsel), incurred by you.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Dealer Manager, any controlling person or Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

         9. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, Superior National Insurance Group, Inc., 26601 Agoura Road, Calabasas, California 91302,
Attention: William Gentz, with a copy to Superior National Insurance Group, Inc., 26601 Agoura Road, Calabasas, California 91302, Attention: Robert Nagle and (b) if to the Dealer Manager, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Stefan Kiratsous, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Gary I. Horowitz, Esq., or in any case to such other address as the person to be notified may have requested in writing.

         This Agreement shall be governed and construed in accordance with the internal laws of the State of New York. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


                                        Very truly yours,

                                        SUPERIOR NATIONAL INSURANCE GROUP, INC.



                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:



Accepted and agreed to as of
the date first above written:

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION



By:
   ---------------------------------
   Name:  Stefan Kiratsous
   Title: Senior Vice President

                                   SCHEDULE I

                           Subsidiaries of the Company